Exhibit 99.B(h)(4)(ii)

SECURITIES LENDING AGENCY AGREEMENT AMENDMENT

This amendment (“Amendment”) dated October 1, 2007, is between M FUND, INC. on behalf of the Portfolios listed on Schedule A to the Agency Agreement (defined below) (the “Lender”) and STATE STREET BANK AND TRUST COMPANY (the “Bank”), as successor to Investors Bank & Trust (“IBT”), and amends and supplements the Securities Lending Agency Agreement dated November 1, 2000 between the Lender and the Bank (the “Agency Agreement”). Capitalized Terms not otherwise defined herein shall have the meaning assigned to them in the Agency Agreement.

WHEREAS, State Street Bank and Trust Company is the successor-in-interest to all assets, liabilities, rights and obligations of IBT as a result of the July 2, 2007 merger of IBT into State Street Bank and Trust Company (the “Merger”); and

WHEREAS, in connection with the Merger, and in anticipation of the date that the Bank converts the Lender from the legacy IBT systems and platform to legacy State Street systems and platforms (the “Conversion Date”), the parties hereto desire to agree to certain modifications to the Agency Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.               Approved Investments. The Agency Agreement is hereby amended, effective as of October 1, 2007, by deleting Schedule I Approved Investments in its entirety and replacing it with Schedule I Approved Investments attached hereto. State Street represents and warrants that (a) the State Street Navigator Securities Lending Trust, is a registered open-end investment company organized as a Massachusetts business trust, offering shares of beneficial interest in separate investment companies, including the State Street Navigator Securities Lending Prime Portfolio (the “Navigator Fund”); (b) the Navigator Fund complies with all and will comply with the requirements of Rule 2a-7 under the Investment Company Act of 1940 (the “1940 Act”), and (c) all investments of the Navigator Fund will qualify as “eligible securities” within the meaning of Rule 2a-7 of the 1940 Act.

2.               Approved Borrowers. The Agency Agreement is hereby amended, effective as of the Conversion Date, by deleting Schedule II Approved Borrowers in its entirety and replacing it with Schedule II Approved Borrowers attached hereto, as Schedule II may be amended from time to time by delivery by Bank to Lender of an updated Schedule II Approved Borrowers and such updated Schedule II being approved in writing by Lender.

3.               Agent’s Fee. Section 5.7 of the Agency Agreement is hereby amended, effective from and after the date hereof to read as follows:

5.7. Agent’s Fee. In connection with each Securities loan hereunder the Lender shall pay to the Bank a fee equal to 35% of (a) net realized income derived from Approved Investments, plus (b) the Securities Loan Fee paid or payable by the Borrower, minus (c) any Rebate paid or payable by the Bank to the Borrower. The Bank is authorized, on a monthly basis, to charge its fee and any other amounts owed by the Lender hereunder against the account and/or Collateral Account.

4.               Borrowers; Borrower Agreements. Notwithstanding anything to the contrary in the Agency Agreement, Lender authorizes and agrees as follows:

(a)                                  It is hereby acknowledged and agreed that after the Conversion Date, any outstanding or future loan of the Lender’s securities by the Bank, as agent Bank, pursuant to the Agency Agreement shall be made to the Borrowers pursuant to the terms of the securities loan agreements agreed between State Street Bank and Trust Company (acting by itself or by or through its subsidiaries or affiliates) and such Borrower, and not pursuant to the terms of any legacy agreement between IBT and such Borrower.

(b)                                 The Bank will not furnish Lenders with financial statements of Borrowers or copies of each Securities Borrowing Agreement or amendments thereto. However, the Bank’s standard forms of Securities Borrowing Agreement are available to the Lender upon written request.

(c)                                  Notwithstanding anything in Section 4.1 of the Agency Agreement to the contrary, the Bank will not deliver Receipts in connection with loans, however, following the Conversion Date, on a daily basis, the Bank will make available to the Lender a statement describing the Loans made, and the estimated earnings derived from the Loans (and audited earnings on a monthly basis), during the period covered by such statement.

5.               Agency Lending Disclosure. Lender authorized State Street to disclose Lender’s identity as a principal leader, and certain other related Account information, including but no limited to name and address, tax identification number, lendable assets, and the Lender’s prospectus, to State Street’s standard list of approved borrowers, as reasonably necessary for such borrowers to perform credit and risk approval, analysis and monitoring, and to satisfy operational, books and records, regulatory capital, financial, credit, legal, audit and regulatory requirements related to securities lending transactions. Notwithstanding the foregoing sentence, and subject to the Agency Agreement, State Street will not loan any securities on behalf of the Lender to any borrower not named on this Schedule II.

6.               Remedies Upon Borrower Default.       Section 5.1(c) of the Agency Agreement is hereby deleted. Further, Section 4.10 of the Agency Agreement is hereby deleted in its entirety and the following new Section 4.10 is substituted therefore:

4.10 Remedies Upon Default; Borrower Default Indemnification.

(a)          In the event of any default by a Borrower under the applicable Securities Borrowing Agreement, including but not limited to the failure of a Borrower to deliver Equivalent Securities and any and all distributions due to Lender, Bank shall use its commercially reasonable efforts to exercise the remedies available to it under the relevant Securities Borrowing Agreement and applicable law, customs and practices for the benefit of the Lender. Lender hereby authorizes Bank, as Lender’s agent, to exercise on its behalf all remedies (including rights of set-off) otherwise available to Lender under applicable law in order to secure the return of Securities (or their value) to Lender.

(b)         If at the time of a default by a Borrower with respect to a Loan (within the meaning of the applicable Securities Borrowing Agreement), some or all of the loaned Securities under such loan have not been returned by the Borrower, and subject to the terms of this Agreement, the Bank shall indemnify the Lender against the failure of the Borrower as follows. The Bank shall purchase a number of Securities of the same issuer, class and denomination as the loaned Securities equal to the number of such unreturned loaned Securities (“Replacement Securities”), to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such loan to the purchase of such Replacement Securities. Subject to the Lender’s obligation pursuant to Section 5.3 and 5.7 hereof, if and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at the Bank’s expense.

(c)          If and to the extent the Bank is unable to purchase Replacement Securities pursuant to Paragraph (b) hereof, the Bank shall credit to the Lender’s account any amount equal to the Market Value of the unreturned loaned Securities for which Replacement Securities are not so purchased, determined as of (i) the last day the Collateral continues to be successfully marked to market by the Borrower against the unreturned loaned Securities; or (ii) the next business day following the day referred to in (i) above, if higher.

(d)         In addition to making the purchases or credits required by Paragraphs (b) and (c) hereof, State Street shall credit to the Lender’s account the value of all distributions on the Loaned Securities (not otherwise credited to the Lender’s accounts with the Bank), for record dates which occur before the date that the Bank purchases Replacement Securities pursuant to Paragraph (b) or credits the Lender’s account pursuant to Paragraph (c).

(e)          Any credits required under Paragraphs (c) and (d) hereof shall be made by application of the proceeds of the Collateral, if any, that remains after the purchase of Replacement Securities pursuant to Paragraph (b). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (c) and (d), such credits shall be at the Bank’s expense.

(f)            If after application of Paragraphs (b) through (e) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such loan are received from the Borrower, the Bank shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by the Bank pursuant to Paragraphs (b) through (e) above, and then to credit to the Lender’s account all other amounts owed by the Borrower to the Lender with respect to such loan under the applicable Securities Borrowing Agreement.

(g)         In the event that the Bank is required to make any payment and/or incur any loss or expense under this Section, the Bank shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Lender against the Borrower under the applicable Securities Borrowing Agreement.

7.               Notices. The Bank hereby designates the following address for purposes of the Section 7.3(a) of the Agency Agreement:

State Street Bank and Trust Company

Securities Finance

One Lincoln Street, 3rd Floor

Boston, Massachusetts 02111

With copy to:

State Street Bank and Trust Company

Securities Finance

One Lincoln Street, 4th Floor

Boston, Massachusetts 02111

Attn: Securities Finance, Legal

8.               Performance Explorer. Lender hereby agrees to participate in the Performance Explorer service offered by the Bank through Data Explorers Limited and Lender further agrees that as a condition for its participation in the Performance Explorer service, the Bank is authorized by Lender to provide to Data Explorers information relating to Lender’s loaned Securities on an anonymous basis for aggregation into the Data Explorers database, provided that the identity of the Lender as owner of the loaned Securities is in no way identifiable and provided further that Data Explorers Limited has agreed to treat any such information provided to its confidentially and to use such information solely for the purposes of providing service.

9.               Conflicts. Lender and Bank agree that to the extent that any of the terms contained in this Amendment conflict with the terms of then Agency Agreement, the terms of this Amendment shall control.

IN WITNESS WHEREOF, each of the parties hereto has caused their duly authorized officer(s) to execute this Amendment, effective as of the first date set forth above.

M FUND, INC. on behalf of the Portfolios listed on Schedule A to the Agency Agreement		STATE STREET BANK AND TRUST COMPANY
By:	/s/ Gerald Graves	By:	/s/ Peter A. Economou
Name:	Gerald J. Graves	Name:	Peter A. Economou
Title:	President	Title:	Senior Managing Director

Schedule I

This Schedule is attached to and made part of the Securities Lending Agency Agreement (the “Agency Agreement”) between M FUND, INC. on behalf of the Portfolios listed on Schedule A thereto (the “Lender”) and STATE STREET BANK AND TRUST COMPANY, as successor to Investors Bank & Trust Company (the “Bank”). This Schedule I supersedes any prior dated Schedule I to the Agency Agreement.

Approved Investments

State Street Navigator Securities Lending Prime Portfolio

Lender instructs Bank to invest cash Collateral in the State Street Navigator Securities Lending Prime Portfolio and has concurrent herewith completed and delivered the Subscription Agreement attached hereto as Exhibit IA.

M FUND, INC. on behalf of the Portfolios listed on Schedule A to the Agency Agreement

By:	/s/ Gerald J. Graves

Name:	Gerald J. Graves

Title:	President

Date:	10/10/2007

October 1, 2007

Schedule II

This Schedule is attached to and made part of the Securities Lending Agency Agreement between M FUND, INC. on behalf of the Portfolios listed on Schedule A thereto (the “Lender”) and STATE  STREET BANK AND TRUST COMPANY, as successor to Investors Bank & Trust Company (the “Bank”). This Schedule II supersedes any prior dated Schedule II to the Agency Agreement.

Approved Borrowers

Australia
ABN AMRO Equities Australia Ltd.	Australia and New Zealand Banking Group
Citigroup Global Markets Australia Pty Limited	Credit Suisse Equities (Australia) Limited
Deutsche Capital Markets Australia Ltd.	Deutsche Securities Australia Ltd.
MacQuarie Bank Ltd.	Merrill Lynch Equities (Australia) Limited
Royal Bank of Canada (Sydney Branch)	State Street Bank & Trust Company (Sydney Branch)
UBS AG (Sydney Branch)

Belgium

Euroclear Bank

Canada
Bank of Montreal	BMO Nesbitt Burns Inc.
Business Development Bank of Canada	Caisse de Depot et Placement du Quebec
Casgrain & Company Limited	CIBC World Markets Inc.
Desjardms Securities Inc.	Deutsche Bank Securities Ltd.
HSBC Securities (Canada) Inc.	Maple Bank GmbH (Toronto Branch)
Maple Securities Canada Limited	Merrill Lynch Canada Inc.
National Bank Financial Inc.	National Bank of Canada
RBC Dominion Securities Inc.	Royal Bank of Canada
Scotia Capital Inc.	Societe Generale (Canada Branch)
TD Securities Inc.	Toronto-Dominion Bank
UBS Securities Canada Inc

Cayman Islands

Bronco (Barclays Cayman) Limited	Fortis Bank (Cayman) Limited
Lehman Brothers Equity Finance (Cayman) Limited	MSDW Equity Finance Services I (Cayman) Ltd.

Denmark
Danske Bank A/S

France

BNP Paribas	BNP Paribas Arbitrage
Calyon (fka Credit Agricole Indosuez)	Credit Industriel et Commerical
HSBC France (fka CCF)	SG Options Europe
Societe Generale

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Germany

Bayerische Hypo-und Vereinsbank AG (HVB)	Deutsche Bank AG
Dresdner Bank AG	Landesbank Hessen-Thuringen GZ (Helaba)
Maple Bank GmbH	WestLB AG

Hong Kong

ABN AMRO Asia Financial Services Ltd.

Hungary

UniCredit Bank Hungary Zrt

Ireland
ScotiaBank (Ireland) Ltd.

Italy

Banca di Intermediazione Moblliare IMI SpA	Deutsche Bank SpA

Japan

Goldman Sachs Japan Co., Ltd.

Jersey, Channel Islan

Deutsche Bank International Ltd	ML Equity Solutions Jersey Limited

Netherlands
ABN Amro Bank NV	Fortis Bank Nederland (Holding) N.V.
ING Bank NV	Rabobank Nederland

Netherlands Antilles
ING Middenbank (Curacao) N.V.

Spain

Banco Santander Central Hispano, S.A.

Sweden
Nordea Bank AB	Skandinavlska Enskilda Banken

Switzerland
Bank for International Settlements	UBS AG

U.K.
ABN Amro Bank NY (London Branch)	Banc of America Securities Limited
Barc1ays Bank plc	Barc1ays Capital Securities Limited
Bear Stearns International Ltd.	Bear Stearns International Trading Limited
BNP Paribas (London Branch)	Cater Allen International Ltd.
Citigroup Global Markets Limited	Citigroup Global Markets U.K. Equity Limited
Credit Suisse International	Credit Suisse Securities (Europe) Ltd.
Danske Bank A/S (London Branch)	Deutsche Bank AG (London Branch)
Dresdner Bank AG (London Branch)	Dresdner Klemwort Securities Limited
Fortis GSFG UK Limited	Goldman Sachs International
HBOS Treasury Services PLC	HSBC Bank plc

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ING Bank N.V. (London Branch)	JP Morgan Securities Ltd.
Lehman Brothers International (Europe)	MacQuarie Bank Ltd. (London Branch)
Man Financial Limited	Maple Securities (UK) Ltd.
Merrill Lynch International	Mitsubishi UFJ Securities International plc
Morgan Stanley & Co. International Ltd.	Morgan Stanley Bank International Limited
Morgan Stanley Securities Ltd.	Nomura International Plc.
Paloma Securities London Ltd.	Rabobank Nederland (London Branch)
Royal Bank of Canada Europe, Ltd.	Royal Bank of Scotland PLC
Societe Generale (London Branch)	Standard Bank plc
Standard Chartered Bank PLC	UBS Limited

U.S.

Abbey National Securities Inc.	ABN Amro Bank NY (New York Branch)
ABN Amro Incorporated	ADP Cleanng & Outsourcing Services Inc.
AIG FinancIal Products Corp.	Alpine Associates, A Limited Partnership
Banc of America Securities LLC	Banca IMI Securities Corp.

Barc1ays Capital Inc.	Bear Steams & Co., Inc.
Bear Stearns Securities Corp.	Bernard L Madoff Investment Securities LLC
BMO Capital Markets Corp.	BNP Paribas Securities Corporation
Calyon Securities USA Inc.	Cantor Fitzgerald & Company
CIBC World Markets Corp.	Citadel Trading Group LLC
Citigroup Global Markets Inc.	Countrywide Securities Corp.
Credit Suisse Securities (USA) LLC	Daiwa Securities America Inc.
Deutsche Bank Securities Inc.	Dresdner Kleinwort Securities LLC
FIMAT USA, LLC	First Clearing, LLC
Fortis Securities LLC	Goldman Sachs & Co.
Greenwich Capital Markets, Inc.	HBK Global Securities L.P.
HSBC Securities (USA) Inc.	ING Financial Markets LLC
Ixis Securities North America, Inc.	Jefferies & Company, Inc
JP Morgan Securities Inc.	JPMorgan Chase Bank
Lazard Capital Markets LLC	Lehman Brothers Inc.
MacQuarie Securities (USA) Inc.	Maple Securities USA Inc.
Merrill Lynch Government Securities Inc.	Merrill Lynch, Pierce, Fenner & Smith, Inc.
Millenco L.P.	Morgan Stanley & Co. Inc.
MS Securities Services Inc.	Natexis Bleichroder Inc.
National Financial Services LLC.	Nomura Securities International Inc.
Paloma Securities L.L.C.	Raymond James & Associates, Inc.
RBC Capital Markets Corporation	Sanford C. Bernstein & Co., LLC
SG Americas Securities LLC	Societe Generale (NY Branch)
State Street Bank & Trust Company	State Street Global Markets, LLC
Swiss American Securities Inc. UBS	TD Securities (USA) LLC
Securities LLC	Wachovia Bank, N.A.
Wachovia Capital Markets, LLC	Wachovia Securities, LLC
WestLB AG (NY Branch)

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Agreed as of the date below written:

M FUND, INC. on behalf of the Portfolios listed on Schedule A to the Agency Agreement

By:	/s/ Gerald J. Graves
Name:	Gerald J. Graves
Title:	President
Date:	10/10/2007

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